EXHIBIT 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER
PURSUANT TO18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Drinks Americas Holdings, Ltd (the "Company") on Form 10-K for the fiscal year ended April 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Timothy J. Owens, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. S. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: January 16, 2015	/s/ Timothy J. Owens
Timothy J. Owens
Chief Executive Officer (Principal Executive Officer)